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EXHIBIT 10.12

ADDENDUM #2 TO SETTLEMENT AGREEMENT

International Microcomputer Software, Inc. and ArtToday.com, Inc. (hereinafter collectively "IMSI") and Imageline, Inc., George P. Riddick, III, and any assignees (hereinafter collectively "Imageline") hereby agree to amend the Settlement Agreement dated July 27, 2001 and amended September 24, 2001 as follows:

Imageline and IMSI hereby agree that in the event IMSI defaults on any payments pursuant to the Settlement Agreement and IMSI does not cure the default within 30 days of notice from Imageline; then interest on the remaining amounts due shall begin to accrue at the rate of 12% per annum and be payable to Imageline until such default is cured. In addition, a one-time penalty of 5% of the remaining amounts due at the time of default shall be due to Imageline within fifteen (15) business days of any uncured default.

IMSI further agrees to begin the monthly payments to Imageline on Friday, October 5, 2001 by wire transfer to an account designated by Imageline, and to continue to make monthly payments on or before the 5th of each month thereafter. The effective date of the settlement with Imageline shall be 9/30/01.

All other terms and conditions of the Settlement Agreement shall remain as originally written and are hereby confirmed.

Dated: 10\5\01                          Dated:  10\5\01
       ------------------------------           --------------------------------

By:    /s/ GORDON LANDIS                By:     /s/ GEORGE P. RIDDICK III
       ------------------------------           --------------------------------
       IMSI                                     Imageline


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